Exhibit 99.1

BFC Financial Corporation
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309
(954) 940-4994

BFC Financial Corporation Reports Financial Results
For the Third Quarter 2007
     FORT LAUDERDALE, FL — November 9, 2007 — BFC Financial Corporation (NYSE Arca: BFF) (“BFC” or “the Company”), a diversified holding company that invests in and acquires operating businesses in a variety of industries, today announced financial results for the quarter ended September 30, 2007.
     Since BFC is a holding company, BFC’s results primarily reflect the results of the companies in which it has its principal investments including the results of BankAtlantic Bancorp and Levitt Corporation which are consolidated in BFC’s financial statements. For the third quarter of 2007, BFC’s net loss allocable to common shareholders was $25.4 million compared with a net loss allocable to common shareholders of $1.3 million incurred in the corresponding quarter of 2006. The diluted loss per share was $0.59 in the third quarter of 2007, compared to a diluted loss per share of $0.04 in the corresponding quarter of 2006.
     Net loss allocable to common shareholders for the first nine months of 2007 was $29.3 million compared with a net loss allocable to common shareholders of $2.1 million incurred in the corresponding period of 2006. The diluted loss per share was $0.80 for the nine months ended September 30, 2007, compared to a diluted loss per share of $0.06 in the corresponding period of 2006.
     The results of BankAtlantic Bancorp and Levitt Corporation, as well as the results of Stifel Financial Corporation, Bluegreen Corporation and Benihana, Inc., in which BFC directly or indirectly has investments, are discussed in the press releases issued by each of those companies which are available on the websites of the five companies at the following links:
www.BankAtlanticBancorp.com
www.LevittCorporation.com
www.Stifel.com

www.BluegreenCorp.com
www.Benihana.com
     BFC’s quarterly report on Form 10-Q for the quarter ended September 30, 2007 contains additional detailed information and will be filed with the Securities and Exchange Commission (SEC). The Form 10-Q for the quarter ended September 30, 2007 may be viewed free of charge on the SEC’s website, www.sec.gov, or on BFC’s website, www.BFCFinancial.com.
About BFC Financial Corporation:
BFC Financial Corporation (NYSE Arca: BFF) is a diversified holding company that invests in and acquires private and public companies in different industries. BFC’s direct and indirect, diverse ownership interests span a variety of business sectors, including consumer and commercial banking; development of master-planned communities; the hospitality and leisure sector through the development, marketing and sales of vacation resorts on a time-share, vacation club model; the restaurant and family dining business, and real estate investment banking and investment services. BFC’s current major holdings include BankAtlantic Bancorp and its subsidiary, BankAtlantic; BankAtlantic Bancorp’s 16% ownership in Stifel Financial Corporation; Levitt Corporation, which includes its subsidiary Core Communities and a 31% ownership in Bluegreen Corporation; a minority interest in the national restaurant chain, Benihana, Inc. and ownership of Cypress Creek Capital; a wholly-owned subsidiary.
For further information, please visit our website at: www.BFCFinancial.com. To receive future news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button.
BFC Contact Info:
Investor and Corporate Communications:
Sharon Lyn, Vice President
Email: CorpComm@BFCFinancial.com
Investor Relations:
Leo Hinkley, SVP, Investor Relations Officer
Email: InvestorRelations@BFCFinancial.com
Mailing Address and Telephone:
BFC Financial Corporation
Attn: Investor Relations
2100 West Cypress Creek Road
Fort Lauderdale, FL 33309
Phone: (954) 940-4994
Fax: (954) 940-5320

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Some of the statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements in this press release not dealing with historical results are forward-looking statements. More complete information relating to BFC and the publicly-traded companies in which it has interests, including the risks and uncertainties relating to their respective businesses, is detailed in reports filed by BFC and each of these companies with the Securities and Exchange Commission, and may be viewed free of charge on the SEC’s website, www.sec.gov. Information about companies other than BFC is prepared by management of those companies and not by BFC.
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